Guardant Health Reports Third Quarter 2021 Financial Results
Achieved record revenue of $94.8 million
Growth of 35% and 58% year over year in clinical and biopharma volumes, respectively
REDWOOD CITY, Calif. November 4, 2021 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter ended September 30, 2021.
Recent Highlights
•Revenue of $94.8 million for the third quarter of 2021, an increase of 27% over the corresponding period of 2020
•Reported 22,806 tests to clinical customers and 4,839 tests to biopharmaceutical customers in the third quarter of 2021, representing an increase of 35% and 58%, respectively, over the third quarter of 2020
•Initiated ORACLE study to evaluate performance of Guardant Reveal™ to predict recurrence across eleven early-stage cancers
•Presented data at ACG showing LUNAR-2 blood test is highly sensitive in detecting early-stage colorectal cancer
•Announced SHIELD study to validate the performance of blood-based assay in lung cancer screening, with enrollment beginning in December of 2021
•Added Myrtle Potter, CEO of Sumitovant Biopharma, to Board of Directors
“We delivered solid results this quarter as we continue to build on our strong foundation as the liquid biopsy leader in oncology, despite the continued impact of COVID,” said Helmy Eltoukhy, co-founder and co-CEO. “We have continued our strong cadence of data supporting our Guardant360® products and are making solid progress towards our multi-cancer goal for MRD with the initiation of our ORACLE study. We are dedicated to offering healthcare providers a complete portfolio of oncology products that will provide clinically actionable information to guide patient care.”
“At Guardant, we are focused on developing a highly accurate blood test to screen for multiple cancers where lives can be saved,” said AmirAli Talasaz, co-founder and co-CEO. “Guardant’s differentiated core technology platform has the potential to significantly improve our ability to detect many cancers at their earliest stages. Successful readouts of ECLIPSE and SHIELD, as well as future studies, will unlock the tremendous opportunity for blood-based cancer screening.”
Third Quarter 2021 Financial Results
Revenue was $94.8 million for the three months ended September 30, 2021, a 27% increase from $74.6 million for the three months ended September 30, 2020. Precision oncology revenue grew 31% driven predominantly by an increase in clinical testing revenue which grew 27% over the prior year period. There were 22,806 clinical tests and 4,839 biopharmaceutical tests performed during the third quarter of 2021. Development services and other revenue increased 9% primarily due to progression of collaboration projects from biopharmaceutical customers for companion diagnostic development services during the three months ended September 30, 2021.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $64.0 million for the third quarter of 2021, an increase of $10.6 million from $53.4 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 67%, as compared to 72% for the corresponding prior year period.
Operating expenses were $171.3 million for the third quarter of 2021, as compared to $127.6 million for the corresponding prior year period, an increase of 34%. Non-GAAP operating expenses were $135.1 million for the third quarter of 2021, as compared to $71.8 million for the corresponding prior year period.
Net loss attributable to Guardant Health, Inc. common stockholders was $107.5 million for the third quarter of 2021, as compared to $77.7 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $1.06 for the third quarter of 2021, as compared to $0.78 for the corresponding prior year period. Non-GAAP net loss was $70.5 million for the third quarter of 2021, as compared to $15.4 million for the corresponding prior year period. Non-GAAP net loss per share was $0.70 for the third quarter of 2021, as compared to $0.15 for the corresponding prior year period.
Adjusted EBITDA loss was $65.2 million for the third quarter of 2021, as compared to a $14.1 million loss for the corresponding prior year period.
Cash, cash equivalents and marketable securities were $1.7 billion as of September 30, 2021.

2021 Guidance
Guardant Health expects full year 2021 revenue to be in the range of $360 million to $370 million, representing 26% to 29% growth over full year 2020.
Webcast Information
Guardant Health will host a conference call to discuss the third quarter 2021 financial results after market close on Thursday, November 4, 2021 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to Guardant Health, Inc., common stockholders, non-GAAP net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted, and Adjusted EBITDA.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments; changes in estimated fair value redeemable noncontrolling interest; contingent consideration; acquisition related expenses, amortization of intangible assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss attributable to Guardant Health, Inc. common stockholders adjusted for interest income; interest expense; other income (expense), net, provision for (benefit from) income taxes; depreciation; and amortization expense; stock-based compensation expense and related employer payroll tax payments; adjustments relating to non-controlling interest and contingent consideration and, if applicable in a reporting period, acquisition-related expenses and other non-recurring items.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. These tests fuel development of its LUNAR screening program, which aims to address the needs of asymptomatic individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
investors@guardanthealth.com

Media Contact:
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue:
Precision oncology testing	$79,272	$60,384	$215,605	$171,621
Development services and other	15,507	14,185	49,940	36,793
Total revenue	94,779	74,569	265,545	208,414
Costs and operating expenses:
Cost of precision oncology testing	29,665	16,699	78,142	52,699
Cost of development services and other	1,151	4,488	11,348	11,429
Research and development expense	70,968	36,245	190,200	109,580
Sales and marketing expense	50,228	25,095	132,282	75,225
General and administrative expense	50,055	66,294	166,366	123,265
Total costs and operating expenses	202,067	148,821	578,338	372,198
Loss from operations	(107,288)	(74,252)	(312,793)	(163,784)
Interest income	689	2,313	3,277	8,271
Interest expense	(644)	(8)	(1,934)	(30)
Other income (expense), net	(187)	345	(720)	2,421
Loss before provision for income taxes	(107,430)	(71,602)	(312,170)	(153,122)
Provision for income taxes	96	68	289	116
Net loss	(107,526)	(71,670)	(312,459)	(153,238)
Adjustment of redeemable noncontrolling interest	—	(6,000)	(2,300)	(6,800)
Net loss attributable to Guardant Health, Inc. common stockholders	$(107,526)	$(77,670)	$(314,759)	$(160,038)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(1.06)	$(0.78)	$(3.11)	$(1.66)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	101,420	99,554	101,184	96,659

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$832,370	$832,977
Short-term marketable securities	653,601	961,903
Accounts receivable, net	60,744	53,299
Inventory	24,739	22,716
Prepaid expenses and other current assets, net	21,958	17,466
Total current assets	1,593,412	1,888,361
Long-term marketable securities	250,226	246,597
Property and equipment, net	106,156	62,782
Right-of-use assets	196,436	37,343
Intangible assets, net	14,698	16,155
Goodwill	3,290	3,290
Other assets, net	61,316	17,253
Total Assets	$2,225,534	$2,271,781
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,674	$7,340
Accrued compensation	38,838	28,280
Accrued expenses	40,475	22,639
Deferred revenue	7,317	8,550
Total current liabilities	102,304	66,809
Convertible senior notes, net	1,134,180	806,292
Long-term operating lease liabilities	216,806	41,565
Other long-term liabilities	3,424	1,520
Total Liabilities	1,456,714	916,186
Redeemable noncontrolling interest	59,400	57,100
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 101,623,257 and 100,213,985 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	1,626,926	1,902,389
Accumulated other comprehensive income	(593)	2,697
Accumulated deficit	(916,914)	(606,592)
Total Stockholders’ Equity	709,420	1,298,495
Total Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity	$2,225,534	$2,271,781

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

GAAP cost of precision oncology testing	$29,665	$16,699	$78,142	$52,699
Amortization of intangible assets	(152)	—	(449)	(141)
Stock-based compensation expense and related employer payroll tax payments	(762)	(450)	(2,449)	(1,166)
Non-GAAP cost of precision oncology testing	$28,751	$16,249	$75,244	$51,392

GAAP research and development expense	$70,968	$36,245	$190,200	$109,580
Amortization of intangible assets	—	—	—	(43)
Stock-based compensation expense and related employer payroll tax payments	(4,624)	(2,474)	(13,674)	(7,503)
Acquisition related expenses	—	—	—	(8,500)
Non-GAAP research and development expense	$66,344	$33,771	$176,526	$93,534

GAAP sales and marketing expense	$50,228	$25,095	$132,282	$75,225
Stock-based compensation expense and related employer payroll tax payments	(4,127)	(2,379)	(10,554)	(6,374)
Non-GAAP sales and marketing expense	$46,101	$22,716	$121,728	$68,851

GAAP general and administrative expense	$50,055	$66,294	$166,366	$123,265
Amortization of intangible assets	(339)	(503)	(1,008)	(1,081)
Stock-based compensation expense and related employer payroll tax payments	(26,044)	(50,397)	(101,154)	(72,959)
Change in fair value of contingent consideration	(970)	(70)	(1,845)	120
Acquisition related expenses	—	—	—	(1,207)
Non-GAAP general and administrative expense	$22,702	$15,324	$62,359	$48,138

GAAP loss from operations	$(107,288)	$(74,252)	$(312,793)	$(163,784)
Amortization of intangible assets	491	503	1,457	1,265
Stock-based compensation expense and related employer payroll tax payments	35,557	55,700	127,831	88,002
Change in fair value of contingent consideration	970	70	1,845	(120)
Acquisition related expenses	—	—	—	9,707
Non-GAAP loss from operations	$(70,270)	$(17,979)	$(181,660)	$(64,930)

GAAP net loss	$(107,526)	$(71,670)	$(312,459)	$(153,238)
Amortization of intangible assets	491	503	1,457	1,265
Stock-based compensation expense and related employer payroll tax payments	35,557	55,700	127,831	88,002
Change in fair value of contingent consideration	970	70	1,845	(120)
Acquisition related expenses	—	—	—	9,707
Non-GAAP net loss	$(70,508)	$(15,397)	$(181,326)	$(54,384)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(107,526)	$(77,670)	$(314,759)	$(160,038)
Amortization of intangible assets	491	503	1,457	1,265
Stock-based compensation expense and related employer payroll tax payments	35,557	55,700	127,831	88,002
Change in fair value of contingent consideration	970	70	1,845	(120)
Acquisition related expenses	—	—	—	9,707
Adjustments relating to non-controlling interest	—	6,000	2,300	6,800
Non-GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(70,508)	$(15,397)	$(181,326)	$(54,384)

GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(1.06)	$(0.78)	$(3.11)	$(1.66)
Non-GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(0.70)	$(0.15)	$(1.79)	$(0.56)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	101,420	99,554	101,184	96,659

Guardant Health, Inc.
Reconciliation of GAAP Net Loss Attributable to Guardant Health, Inc. Common Stockholders
to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(107,526)	$(77,670)	$(314,759)	$(160,038)
Interest income	(689)	(2,313)	(3,277)	(8,271)
Interest expense	644	8	1,934	30
Other (income) expense, net	187	(345)	720	(2,421)
Provision for income taxes	96	68	289	116
Depreciation and amortization	5,544	4,353	16,181	11,462
Stock-based compensation expense and related employer payroll tax payments	35,557	55,700	127,831	88,002
Change in fair value of contingent consideration	970	70	1,845	(120)
Acquisition related expenses	—	—	—	9,707
Adjustments relating to non-controlling interest	—	6,000	2,300	6,800
Adjusted EBITDA	$(65,217)	$(14,129)	$(166,936)	$(54,733)